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                                   Exhibit 16



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                                                         December 13, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



               Re: COMC, INC.


Dear Sir:

        We agree with the disclosure under Item 4 in the Form 8-K report of COMC, INC.


               Very truly yours,


               /s/ Oppenheim & Ostrick, CPA's


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